Exhibit 23.2

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

CONSENT OF STEGMAN & CO.

The Board of Directors

KH Funding Company

Silver Spring, Maryland

We have issued our report dated April 14, 2005, accompanying the financial statements of KH Funding Company contained in the Form SB-2, Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Stegman & Company

Baltimore, Maryland

April 19, 2005